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                                                                   EXHIBIT 10.2

                                FIRST AMENDMENT
                                       TO
                       FRIEDMAN INDUSTRIES, INCORPORATED
                     1995 NON-EMPLOYEE DIRECTOR STOCK PLAN

     1. Section 2(C) of the Friedman Industries, Incorporated 1995 Non-employee Director Stock Plan (the "Plan") is hereby deleted in its entirety and replaced by the following:

          "(C) "Committee" shall mean a committee of one or more members of the Board."

     2. Except as expressly amended by this First Amendment, the Plan shall continue in full force and effect in accordance with its terms.

     3.   The effective date of this First Amendment shall be August 22, 1997.

Board of Directors Approval: September 25, 1997